                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Mine Safety Appliances Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   [Logo of Mine Safety Appliances Company]

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of
 Mine Safety Appliances Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Thursday, May 10, 2001, at 9:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

    (1) Election of Directors: The election of one director for a term of three years;

    (2) Selection of Independent Accountants: The selection of independent accountants for the year ending December 31, 2001;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 23, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please execute and date the accompanying form of proxy and return it in the enclosed self-addressed, stamped envelope at your earliest convenience. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                                    Donald H. Cuozzo
                                                        Secretary

March 23, 2001

March 23, 2001

                        MINE SAFETY APPLIANCES COMPANY

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mine Safety Appliances Company (the "Company") of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 10, 2001, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If a proxy in the accompanying form is duly executed and returned, the shares of Common Stock represented thereby will be voted and, where a specification is made by the shareholder, will be voted in accordance with such specification. A shareholder giving the accompanying proxy has the power to revoke it at any time prior to its exercise upon written notice given to the Secretary of the Company.

  The mailing address of the principal executive offices of the Company is P.O. Box 426, Pittsburgh, Pennsylvania 15230.

                       VOTING SECURITIES AND RECORD DATE

  As of February 23, 2001, the Company had 13,461,283 shares of Common Stock issued and outstanding. Holders of Common Stock of the Company of record on the books of the Company at the close of business on February 23, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company's 4 1/2% Cumulative Preferred Stock are not entitled to vote at the meeting.

  See "Stock Ownership" for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company's Common Stock.

                     PROPOSAL NO. 1 ELECTION OF DIRECTORS

  One director will be elected at the Annual Meeting to serve until the Annual Meeting in 2004 and until a successor has been elected and qualified. The Board of Directors recommends a vote FOR the election of the nominee named below, who has consented to be named as a nominee and to serve if elected. Properly executed proxies timely received in the accompanying form will be voted for the election of the nominee named below, unless otherwise directed thereon, or for a substitute nominee designated by the Board in the event the nominee named becomes unavailable for election.

  The following table sets forth certain information about the nominee, who is currently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting:

                     Principal Occupation and any     Director            Other
Name                  Position with the Company   Age  Since          Directorships
----                 ---------------------------- --- --------        -------------

                           Nominee for term expiring in 2004:

John T. Ryan III     Chairman and Chief            57   1981   Immediate Past Chairman,
                     Executive Officer of the                  Industrial Safety Equipment
                     Company                                   Association; Allegheny
                                                               Conference on Community
                                                               Development; Pittsburgh
                                                               Regional Alliance; Vice
                                                               Chairman, World Affairs
                                                               Council of Pittsburgh

                    Continuing Directors with terms expiring in 2002:

Joseph L. Calihan    Managing Partner of           63   1993   Extra Mile Education
                     Bradford Capital Partners                 Foundation; Pittsburgh
                     (venture capital                          Foundation; Trustee,
                     investments and                           Historical Society of
                     acquisitions); Chairman of                Western Pennsylvania
                     the Board of Bradford
                     Schools, Inc. (post-
                     secondary business
                     schools)

L. Edward Shaw, Jr.  Executive Vice President      56   1998               None
                     and General Counsel,
                     Aetna, Inc. (health care
                     and group benefits)

Thomas H. Witmer     Retired (1998); Formerly      58   1997   Medrad, Inc.; Granite State
                     President and Chief                       Log Homes, Inc.; Carnegie
                     Executive Officer of                      Museum of Natural History
                     Medrad, Inc. (medical
                     products manufacturer)

                    Continuing Directors with terms expiring in 2003:

Calvin A. Campbell,  Chairman, President and       66   1994   Eastman Chemical Company
 Jr.                 Chief Executive Officer of                (an SEC reporting company);
                     Goodman Equipment                         Bulley & Andrews;
                     Corporation (manufacturer                 National Mining Association;
                     of underground mining and                 Former Chairman, National
                     tunneling locomotives and                 Association of
                     parts and services for                    Manufacturers; Trustee,
                     plastics injection molding                Illinois Institute of
                     machinery)                                Technology

Thomas B. Hotopp     President of the Company      59   1998   Pittsburgh Symphony Society

  Mr. Hotopp became President of the Company in December 1996 and previously served as Senior Vice President since 1991. From May 1996 to April 1999, Mr. Shaw served in various positions for National Westminster Bank Plc., including most recently as Chief Corporate Officer, North America. Previously he was Executive Vice President and General Counsel of The Chase Manhattan Corporation and The Chase Manhattan Bank, N.A. Mr. Shaw is the brother-in-law of Mr. Ryan. Each other director has engaged in the principal occupation indicated in the above table for at least the past five years. Mr. Ryan also served as President of the Company from April 1990 to December 1996.

  The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and certain other committees.

  The Audit Committee, which met two times during 2000, assists the Board in fulfilling its responsibility to the shareholders and investment community with regard to the quality and integrity of the financial reports of the Company. The Committee reviews the Company's financial statements and internal controls. The Committee also reviews plans, findings and recommendations of internal and external auditors. The Committee evaluates the competence, effectiveness and independence of the internal and external auditors and makes recommendations to the Board of Directors as to the retention of independent accountants and as to their fees and performs such other duties as the Board of Directors may assign from time to time. A copy of the Audit Committee's charter is attached to this Proxy Statement as Appendix A. The current members of the Audit Committee are directors Calihan, Campbell and Witmer, each for a term expiring at the 2001 organizational meeting of the Board of Directors.

  The Compensation Committee presently consists of directors Campbell, Shaw and Witmer, each for a term expiring at the 2001 organizational meeting of the Board. The Compensation Committee, which met three times in 2000, makes recommendations to the Board with respect to the compensation of officers of the Company. A report of the Compensation Committee as to its policies in recommending the 2000 compensation of the Company's executive officers appears later. The Compensation Committee also administers the Company's 1987 and 1998 Management Share Incentive Plans (the "MSIP").

  The current members of the Nominating Committee are directors Calihan, Campbell, Shaw and Ryan, each for a term expiring at the 2001 organizational meeting of the Board. The Nominating Committee, which met two times in 2000, considers potential candidates for election to the Board of Directors and makes recommendations to the Board. Any shareholder who desires to have an individual considered for nomination by the Nominating Committee must submit a recommendation in writing to the Secretary of the Company not later than November 30 preceding the annual meeting at which the election is to be held.

  The Board of Directors met nine times during 2000. All directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served.

Vote Required

  The candidate receiving the highest number of votes cast by the holders of Common Stock voting in person or by proxy will be elected as a director. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting.

  The Company's Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2000 Annual Meeting. Therefore, only the nominee named above will be eligible for election at the meeting.

              OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

  The following table sets forth information concerning the annual, long-term and other compensation earned from the Company and its subsidiaries for the years 2000, 1999 and 1998 by the persons who were in 2000 the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                    Annual Compensation                  Compensation Awards
                          ---------------------------------------- -------------------------------
                                                                                      Shares
                                                                                    Underlying
                                                       Other         Restricted         Stock
 Name and                                             Annual            Stock          Options           All Other
 Principal Position   Year Salary ($) Bonus ($) Compensation ($)(1) Awards ($)(2) (# of Shares) (3) Compensation ($)(4)
 ------------------   ---- ---------- --------- ------------------- ------------- ----------------- -------------------
 John T. Ryan III     2000  $455,280  $439,800          --            $245,313         52,455             $43,486
 Chairman and         1999  $441,960  $150,550          --                --           20,688             $39,252
 Chief Executive      1998  $420,840  $172,610          --            $242,756         21,324             $37,526
 Officer

 Thomas B. Hotopp     2000  $289,879  $230,000          --            $128,648         26,595             $23,092
 President            1999  $277,920  $ 83,250          --                --           10,896             $23,313
                      1998  $264,600  $ 99,940          --            $127,076         10,098             $23,897

 James H. Baillie (5) 2000  $243,338  $ 61,600          --            $107,837         22,305             $25,379
 Vice President;      1999  $228,365  $ 45,040          --                --             --               $46,411
 President, MSA       1998     --         --            --                --             --                 --
 Europe


 William M. Lambert  2000  $176,075  $138,380          --            $ 52,342         10,875             $12,301
 Vice President/     1999  $169,296  $ 20,970          --               --             4,290             $12,059
 General Manager-    1998  $161,999  $ 20,920          --            $ 51,478          4,080             $12,751
 Safety Products
 Division

 George W. Steggles  2000  $179,039  $131,970          --            $ 65,585         13,635             $20,260
 Senior Vice         1999  $169,680  $ 82,050          --                --            5,370             $18,195
 President-          1998  $154,200  $ 39,804          --            $ 47,826          3,810             $18,478
 International

--------
(1) For each year, the incremental cost to the Company of personal benefits provided to any Named Officer did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.

(2) The amounts shown in this column represent the market values on February 28, 2000 and March 10, 1998 of restricted shares awarded on those dates. At December 31, 2000 the number and market values (based on prices as of December 29, 2000) of restricted shares held by the Named Officers were as follows: Mr. Ryan, 23,700 shares ($568,800); Mr. Hotopp, 12,420 shares ($298,080); Mr. Baillie, 5,130 shares ($123,120); Mr. Lambert, 5,040 shares ($120,960); and Mr. Steggles, 5,490 shares ($131,760). Holders of restricted shares receive dividends at the same rate as paid on other shares of Common Stock.

(3) Share numbers have been adjusted to give effect to the 3-for-1 Common Stock split in May 2000.

(4) 2000 amounts include Company matching contributions to the Company's Retirement Savings and Supplemental Savings Plans as follows: Mr. Ryan, $24,233; Mr. Hotopp, $14,893; Mr. Lambert, $6,926; and Mr. Steggles, $10,444. The 2000 amounts also include life insurance premiums paid by the Company as follows: Mr. Ryan, $19,253; Mr. Hotopp, $8,199; Mr. Lambert, $5,375; and Mr. Steggles, $9,816. The 2000 amount for Mr. Baillie is the amount paid to him in lieu of contributions to a retirement plan.

(5) Mr. Baillie was first employed by the Company in January 1999.

Stock Option Grants in 2000

  The following table sets forth information concerning stock options granted to the Named Officers in 2000 under the MSIP:

                     Number of   Percent of
                      Shares    Total Options                            Grant
                    Underlying   Granted to     Exercise                 Date
                      Options     Employees       Price     Expiration  Present
Name                Granted (#)    in 2000    ($/Share) (1)    Date    Value (2)
----                ----------- ------------- ------------- ---------- ---------
John T. Ryan III       4,755         1.8%       $23.12293   2/28/2005  $ 20,366
                      47,700        18.4%       $21.02083   2/28/2010  $345,491
Thomas B. Hotopp      26,595        10.2%       $21.02083   2/28/2010  $192,628
James H. Baillie      22,305         8.6%       $21.02083   2/28/2010  $161,555
William M. Lambert    10,875         4.2%       $21.02083   2/28/2010  $ 78,768
George W. Steggles    13,635         5.3%       $21.02083   2/28/2010  $ 98,758

--------
(1) The exercise price is the market value of the Common Stock on the date the options were granted, except that in the case of the option for 4,755 shares granted to Mr. Ryan it is 110% of such value. The options became exercisable on August 28, 2000. The option for 4,755 shares granted to Mr. Ryan, and 4,755 shares of the options granted to each other Named Officer are intended to qualify as incentive stock options under the Internal Revenue Code. The information relating to the options has been adjusted to give effect to the 3-for-1 split of the Common Stock in May 2000.

(2) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: stock price volatility of 19%, expected dividend yield of 2.26%, expected option term of five years for the option for 4,755 shares granted to Mr. Ryan and ten years for the remaining options, and a risk-free rate of return of 6.85% for the option for 4,755 shares granted to Mr. Ryan and 6.95% for the remaining options.

Stock Option Exercises and Year-End Values

  No stock options were exercised by the Named Officers in 2000. The following table sets forth information concerning the stock options under the MSIP held by the Named Officers at December 31, 2000.

                              Number of Shares              Value of Unexercised
                       Underlying Unexercised Options       In-the-Money Options
Name                         at 12/31/2000 (1)               at 12/31/2000 (2)
----                   ------------------------------       --------------------
John T. Ryan III                  130,488                         $562,316
Thomas B. Hotopp                   81,141                         $413,185
James H. Baillie                   22,305                         $ 66,450
William M. Lambert                 25,995                         $107,150
George W. Steggles                 19,005                         $ 57,067

--------
(1) All options were exercisable at December 31, 2000.

(2) Represents the amount by which the December 31, 2000 market value (based on prices as of December 29, 2000) of the shares subject to unexercised options exceeded the option price of those options.

Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors has furnished the following report on 2000 executive compensation:

  The Compensation Committee of the Board of Directors is responsible for recommending to the Board salaries and bonuses to be paid to the Company's executive officers. The Compensation Committee was also responsible in 2000 for administering the Company's shareholder approved 1998 Management Share Incentive Plan (the "MSIP"), which permitted the Committee to make discretionary grants of stock options and restricted stock as incentives to executive officers and other key employees.

  The Compensation Committee's policy in recommending salaries is designed to pay executive officer salaries at competitive levels necessary to attract and retain competent personnel while at the same time recognizing Company, division and individual performance factors. To do this, the Company periodically retains compensation consultants to assist in evaluating each United States executive officer position and in determining the market level salary range for the position based on salaries paid for executive positions with similar duties and responsibilities by other manufacturing companies of comparable size and sales volumes. Between these periodic evaluations, market level salary ranges for each position are reviewed to reflect changes shown by data provided from compensation surveys. Within the market level salary range for each executive officer position, the salary to be paid to the individual officer is determined based on a consideration of Company, division and individual performance. The general budget for salary increases is determined by taking into account compensation survey data and general financial considerations relating to the Company's overall budget. Individual salary adjustments are then determined by taking into consideration the budget for salary increases, the relationship of the officer's current salary to the market level range and an evaluation of the officer's individual performance made initially by the chief executive officer or the officer's other immediate supervisor. In the case of the chief executive officer, the individual performance evaluation and the determination of the amount of the salary adjustment are made by the Compensation Committee.

   The Company has one executive officer located overseas, James H. Baillie, President of MSA Europe. Mr. Baillie's salary is determined in a manner similar to that used for executive officers located in the United States, except that the market level salary range for his position is determined by reference to salaries paid for similar executive positions in Europe.

  The Committee considered 2000 executive officer salaries at its meeting in December 1999. The 3% salary increase given to Mr. Ryan reflected the percentage increase in the market level salary midpoint for his position.

  The Company's annual bonus policy is designed to make a significant percentage of an executive officer's total cash compensation dependent upon corporate and individual performance. At targeted levels for 2000, this percentage was 50% of median market level salary for the chief executive officer, and ranged between 40% and 30% of median market level salary for other executive officers. For the chief executive officer, the percentage of the targeted bonus earned is initially determined as the percentage of achievement of a targeted level of consolidated earnings before interest and taxes (EBIT) for the year by the Company's worldwide operations. For other officers, from 25% to 50% of the initial bonus determination is based on the percentage of achievement of the consolidated EBIT target, and the remainder is determined based on the percentage of achievement of EBIT targets established for the geographic areas and/or operating divisions with which the officer is associated. The initial percentage of the targeted bonus earned based on EBIT performance may be adjusted upward or downward for each officer based upon an evaluation of the individual officer's performance during the year, which is made initially by the chief executive officer or the officer's other immediate supervisor or, in the case of the chief executive officer, by the Compensation Committee. Individual bonuses under the regular bonus program may not exceed 150% of targeted levels, and no bonus is paid based on EBIT which is less than 50% of the targeted amount. The total amounts payable as bonuses in any year for all participants under the regular bonus program may not exceed 6% of consolidated EBIT.

  At its meeting in March 2000, the Committee determined to establish special incentives to meet the Company's plan for 2000 consolidated net income because that plan represented a desired significant increase from year 1999 results. Under this special incentive plan, annual bonuses earned under the regular bonus plan would be increased by 30% if the Company met its plan for consolidated net income and could be increased by up to 50% if consolidated net income exceeded the plan by a specified target amount. The Committee was very pleased that the Company's 2000 consolidated net income exceeded the target for the maximum special incentives. As a result, the annual bonuses paid for 2000 were 150% of the bonus amounts determined under the Company's regular bonus program.

  The Committee determined bonuses for 2000 at its meeting in March 2001. The amount of the regular bonus awarded to Mr. Ryan, before application of the above special 150% multiplier, was 105% of the targeted amount for the chief executive officer position. The Committee awarded Mr. Ryan a bonus in excess of the targeted amount in recognition of the fact that the Company had significantly exceeded its plan for 2000 consolidated net income and in recognition of his leadership in establishing aggressive short-, intermediate- and long-term strategies for the Company for the years 2001 and beyond.

  Awards under the MSIP are intended to provide executive officers with long-term incentives in the form of stock-based compensation to remain with the Company and to work to increase shareowner value. Under both types of awards utilized under the MSIP, stock options and restricted stock, the value realized in the future by the officer is a direct function of the Company's success in achieving a long-term increase in the market value of its Common Stock. The Committee's long-term incentive award program under the MSIP was adopted in 1996 based on recommendations resulting from a study by a compensation consulting firm. Under the program, the targeted annualized dollar value of MSIP awards for each executive officer position is based on the market level annualized dollar value of long-term incentive awards for similar positions, as determined from compensation survey data.

  On an annualized basis, 50% of the adjusted dollar value of long-term incentive awards, as so determined, is made in the form of stock options and 50% in the form of restricted stock awards. Stock option grants are made annually, and restricted stock awards are made every other year. The number of shares for which stock options are granted to each executive officer is determined by dividing 50% of the adjusted dollar value by the per share value of the options as determined under the Black-Scholes option pricing model. Stock options are normally granted as incentive stock options within the limits established by the Internal Revenue Code and as nonqualified options above those limits. The option price is equal to the fair market value of the option shares as of the date the options are granted, except that in the case of incentive stock options granted to Mr. Ryan, the option price is 110% of the grant date fair market value. The options become exercisable six months from the date of grant and have a term of ten years, except that in the case of incentive stock options granted to Mr. Ryan the term is five years. The options generally are exercisable only while the grantee remains an employee of the Company or a subsidiary, except that the options may be exercised for limited periods after a termination of employment due to death, disability or retirement or a voluntary termination with the consent of the Company.

  The number of shares awarded in the form of restricted stock is determined by dividing 50% of the adjusted dollar value of long-term incentive awards for each executive officer by the per share market value on the date of the award, and then doubling this amount to reflect that restricted stock awards are made only once every two years. Under the terms of the awards, the restricted shares granted will vest over a term of four years, with one-half of the shares awarded vesting on March 15 of each of the third and fourth years following the award date. Until vesting, the restricted shares are held in escrow by the Company, may not be sold and generally will be forfeited if the officer's employment terminates other than by death, disability or retirement under a Company retirement plan. Unless and until the restricted shares are forfeited to the Company, the officer may vote the restricted shares and receives dividends on the shares which are not subject to forfeiture.

  In accordance with the Committee's long-term incentive program, the Committee granted both stock options and restricted stock under the MSIP at its meeting in February 2000. At the meeting, the Committee considered an analysis prepared for the Company by a compensation consultant indicating that the median annual value of the Company's stock incentive awards was only approximately 40% of the market level median of a group of companies with comparable sales. Pending further study of future levels of stock incentive awards, the Committee determined that for 2000 it would on a one-time basis triple the normal program values of the Company's stock option awards, without increasing the normal program values of the restricted stock awards. The amount of the stock incentive awards granted to Mr. Ryan reflected the targeted levels for his position, including the one-time increase in stock option awards.

  At current compensation levels, the Company does not anticipate that it will be affected by the $1 million cap on deductibility of individual executive officer compensation imposed by Section 162(m) of the Internal Revenue Code.

  The foregoing report was submitted by the Compensation Committee of the Board of Directors:

                                              Calvin A. Campbell, Jr.,
                                              Chairman
                                              L. Edward Shaw, Jr.
                                              Thomas H. Witmer

Compensation Committee Interlocks and Insider Participation

  There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

  Directors Campbell and Witmer served as members of the Compensation Committee during all of 2000, and director Shaw became a member of the Committee at the organizational meeting of the Board following the 2000 Annual Meeting. Former director G. Donald Gerlach served as a member of the Committee until the 2000 Annual Meeting, and former director Helen Lee Henderson served as a member of the Committee until her resignation from the Board in June 2000.

  Mr. Campbell is a majority owner, a director and Chairman, President and Chief Executive Officer of Goodman Equipment Corporation. During 2000, the Company and its affiliates received commissions of approximately $122,360 for acting as sales agents with respect to sales of certain mining locomotives and spare parts for Goodman Equipment Corporation. Mr. Gerlach was of counsel to the law firm of Reed Smith LLP, which provides legal services to the Company as its outside counsel. In June 2000, the Company purchased an aggregate of 1,926,646 shares of Common Stock from Ms. Henderson, a member of her immediate family and trusts which she controlled at a price of $25 per share. The Company also repurchased for the difference between $25 and the option price, stock options for 10,800 shares granted to Ms. Henderson under the Company's Non- Employee Directors' Stock Option Plan. An additional 165,000 shares had been purchased in May 2000 at a purchase price of $22.75 per share. The purchase price in each case was determined with reference to market prices at the time of the purchase agreement.

Retirement Plans

  The following table shows the estimated annual retirement benefits payable upon normal retirement at age 65 under the Company's Non-Contributory Pension Plan for Employees to participating employees, including executive officers, in selected compensation and years-of-service classifications.

                                  5 Year Average Compensation
      Years of      -----------------------------------------------------------------------
      Service       $100,000       $300,000       $500,000       $700,000       $900,000
      --------      --------       --------       --------       --------       --------
          5         $ 5,626        $ 20,437       $ 35,248       $ 50,059       $ 64,870
         15          16,879          61,312        105,745        150,178        194,611
         25          28,131         102,186        176,241        250,296        324,351
         35          39,383         143,060        246,738        350,415        454,092
         45          48,939         171,727        294,515        417,303        540,091

--------
Notes:

1. Years of service are based upon completed months of service from date of hire to date of retirement.

2. The benefits actually payable under the plan will be subject to the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code. These limitations have not been reflected in the table. However, the Company has a supplemental plan providing for the payment by the Company to officers on an unfunded basis of the difference between the amounts payable under the benefit formula of the pension plan and the benefit limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code.

3. This table applies to employees born in calendar year 1941. The actual benefits payable will vary slightly depending upon the actual year of birth.

4. The benefits shown have been calculated using the Social Security law in effect on January 1, 2001, with a maximum taxable wage base of $80,400 assumed until retirement.

  The amounts shown in the table are straight-life annuity amounts, assuming no election of any available survivorship option, and are not subject to any Social Security or other offsets. Benefits under the plan are based on the highest annual average of the participant's covered compensation for any five consecutive years of service, with covered compensation including salary and bonus. As of December 31, 2000, years of service under the plan for the Named Officers were: Mr. Ryan, 31.50 years; Mr. Hotopp, 9.42 years; Mr. Lambert,
19.33 years; and Mr. Steggles, 8.66 years.

  Mr. Baillie does not participate in the Company's retirement plans, but instead receives an annual payment in lieu of retirement plan contributions. This payment is included under "All Other Compensation" in the Summary Compensation Table on page 4. Messrs. Ryan and Hotopp also participate in the Retirement Plan for Directors. Under this plan, the annual benefit payable upon retirement after 5 years service as a director, and commencing when the sum of age and years of service equals 75, would be $20,000 for Mr. Ryan and $6,739 for Mr. Hotopp.

  The Company's Executive Insurance Program was established to assist members of senior management approved by the Board in procuring life insurance during their working careers and to provide them with additional flexibility and benefits upon retirement. Under the program, the Company's group term life insurance in excess of $50,000 is replaced with individual insurance up to an approved amount. Premiums are paid by the Company and are included under "All Other Compensation" in the above compensation table. In lieu of insurance after retirement, the participant may elect (i) an uninsured death benefit from the Company in the insurance amount, which would be taxable when paid, or
(ii) to have the insurance amount paid to him by the Company in monthly installments over 15 years. If the second uninsured alternative were selected, the annual amount payable by the Company upon retirement would be $66,667 for Mr. Ryan III, $50,000 for Mr. Hotopp, and $40,000 for Messrs. Lambert and Steggles. If either of the two uninsured alternatives are selected, the death benefit on the insurance policy would be paid to the Company. Mr. Baillie does not participate in this program.

Change In Control Severance Agreements; Employment Agreement

  The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers' continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least 6 months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within 3 years after a change in control, as defined in the agreement, the officer's employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) officer's annual salary plus

(ii) the average annual bonus paid to the officer for the preceding two years,
(b) continuation for 36 months of medical, dental, accident and life insurance benefits and (c) 36 months additional service credit under the Company's executive insurance and post-retirement health care programs. In the case of Mr. Ryan, these benefits would also be payable if he voluntarily terminated his employment for any reason within one year after a change in control. The benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. Except in the case of Mr. Ryan, the limitation will not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

  In connection with his employment by the Company in January 1999, Mr. Baillie entered into employment agreements with the Company and its German subsidiary. The agreements provide for Mr. Baillie's employment as President of MSA Europe through 2001 at an initial annual salary rate of $240,300, subject to annual review by the Company's Compensation Committee. Mr. Baillie is entitled to earn an annual bonus targeted at 30% of salary and stock incentive awards beginning in 2000 targeted at $108,000 per year. Except for a guaranteed minimum bonus of $36,000 for 1999, these awards are discretionary with the Compensation Committee and are determined as described above under "Compensation Committee Report on Executive Compensation." Mr. Baillie will also receive an annual payment of $30,000, less the amount of medical and dental insurance premiums paid by the Company, in lieu of contributions or benefits under the Company's retirement plans. Either party may terminate Mr. Baillie's employment at any time on 60 days' notice. If the Company involuntarily terminates Mr. Baillie's employment without cause, Mr. Baillie would be entitled to prorated salary, bonus, stock compensation and retirement payment through the month of termination plus a severance payment equal to the annual salary rate then in effect.

Director Compensation

  In 2000, directors who are not employees of the Company or one of its subsidiaries were paid a retainer at the rate of $5,000 per quarter and $1,000 for each day of a Board meeting and each meeting of a Committee of the Board that they attended. Effective April 1, 2001, the quarterly retainer will increase to $6,250 and the per meeting fee will increase to $1,200.

  The 1990 Non-Employee Directors' Stock Option Plan (the "DSOP") was approved by the shareholders at the 1991 Annual Meeting. Its purposes are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of the non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. The total number of shares which may be issued under the DSOP is limited to 150,000 shares of Common Stock. Under the DSOP as amended effective April 1, 2001, directors who are not employees of the Company or a subsidiary will receive on the third business day following each annual meeting stock option grants having a grant date value under the Black-Scholes option pricing model equal to 75% of the annual directors' retainer and grants of restricted stock having a grant date market value equal to 25% of the annual directors' retainer. The options will have an option price equal to the market value on the grant date, will become exercisable six months from the date of grant and will expire ten years from the date of grant. If a director resigns or is removed from office for cause, options which have not yet become exercisable are forfeited, and exercisable options will remain exercisable for 90 days. Otherwise, unexpired options may generally be exercised for five years following termination of service as a director. The restricted shares will vest on the date of the third annual meeting following the date of grant. Unvested shares are forfeited if the director terminates service for reasons other than death, disability or retirement. Pursuant to the terms of the DSOP as then in effect, on May 15, 2000 options to purchase 1,500 shares of Common Stock at an exercise price of $22.875 per share were granted to directors Calihan, Campbell, Shaw and Witmer. No restricted stock was granted under the DSOP in 2000.

  Prior to April 1, 2001, directors who retired from the Board after completing at least 5 years of service as a director were entitled under the Retirement Plan for Directors to receive a lifetime quarterly retirement allowance, beginning when the sum of their age and years of service equals or exceeds 75, in an amount equal to the quarterly directors' retainer payable at the time of their retirement. Effective April 1, 2001, benefits under the Plan were frozen so that the quarterly retirement allowance, if any, payable to future retirees will be limited to (a)(1) the director's years of service as of April 1, 2001 divided by (2) the years of service at the date the sum of the director's age and years of service would equal 75, times (b) the $5,000 quarterly retainer amount previously in effect. Directors who are employees of the Company or a subsidiary participated in the Retirement Plan for Directors, but do not receive other additional compensation for service as a director.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company's financial reports. The Committee operates pursuant to a written charter adopted by the Board in May 2000, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as defined in Section 121(A) of the listing standards of the American Stock Exchange.

  The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the adequacy of its internal controls. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company's audited financial statements fairly present the Company's consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles.

  In the performance of its oversight function, the Audit Committee has reviewed the Company's audited financial statements for the year ended December 31, 2000 and has discussed the financial statements with management and with PricewaterhouseCoopers LLP, the Company's independent accountants for 2000. The Audit Committee has received from the independent accountants written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent accountants. The Audit Committee has also received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence.

  Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee's charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

  The foregoing report was submitted by the Audit Committee of the Board of Directors.

                                              Joseph L. Calihan
                                              Calvin A. Campbell, Jr.
                                              Thomas H. Witmer

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  Among S&P 500 Index, Russell 2000 Index and Mine Safety Appliances Company

  Set forth below is a line graph and table comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 2000 of $100 invested on December 31, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index. Because its competitors are principally privately held concerns or subsidiaries or divisions of corporations engaged in multiple lines of business, the Company does not believe it feasible to construct a peer group comparison on an industry or line-of-business basis. The Russell 2000 Index, while including corporations both larger and smaller than the Company in terms of market capitalization, is composed of corporations with an average market capitalization similar to that of the Company.

                             [graph appears here]
                                        Value at December 31,
                        ----------------------------------------------------
                          1995     1996     1997     1998     1999    2000
                        -------  -------  -------  -------  -------  -------
Mine Safety Appliances
  Company               $100.00  $110.94  $136.46  $147.92  $133.33  $157.03
S&P 500 Index           $100.00  $120.26  $157.56  $199.57  $238.54  $214.36
Russell 2000 Index      $100.00  $114.76  $138.31  $133.54  $159.75  $153.03

                                STOCK OWNERSHIP

  Under regulations of the Securities and Exchange Commission, a person is considered the "beneficial owner" of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, "beneficial ownership" of the Company's stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a "beneficial owner" has an economic interest in the shares indicated as "beneficially owned."

Beneficial Ownership of Management

  The following table sets forth information regarding the amount and nature of beneficial ownership of the Company's Common Stock as of February 23, 2001 and 4 1/2% Cumulative Preferred Stock as of February 16, 2001 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

                                                        4 1/2% Cumulative
                                 Common Stock            Preferred Stock
                            --------------------------- ------------------
                             Amount and                 Amount and
                              Nature of        Percent  Nature of  Percent
                             Beneficial          of     Beneficial   of
                            Ownership (1)     Class (1) Ownership   Class
                            -------------     --------- ---------- -------
John T. Ryan III              2,945,810(2)(3)   21.67%     187      0.89%
Joseph L. Calihan                27,750          0.21%      --        --
Calvin A. Campbell, Jr.          11,700          0.09%      --        --
Thomas B. Hotopp              1,238,403(3)(4)    9.14%      --        --
L. Edward Shaw, Jr.             186,480(5)       1.38%      --(5)     --
Thomas H. Witmer                  4,500          0.03%      --        --
James H. Baillie                104,662(6)       0.78%      --        --
William M. Lambert              109,711(6)       0.81%      --        --
George W. Steggles              106,522(6)       0.79%      --        --
All executive officers and
 directors as a group
 (14 persons)                 4,099,165(6)      29.61%     187      0.89%

--------
(1) The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the MSIP or the DSOP: Mr. Ryan, 130,488 shares; Mr. Calihan, 11,100 shares; Mr. Campbell, 7,500 shares; Mr. Hotopp, 81,141 shares; Mr. Shaw, 3,000 shares; Mr. Witmer, 4,500 shares; Mr. Baillie, 22,305 shares; Mr. Lambert, 25,995 shares; Mr. Steggles, 19,005 shares; and all directors and executive officers as a group, 382,689 shares. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the MSIP, as to which such persons have voting power only: Mr. Ryan, 23,700 shares; Mr. Hotopp, 12,420 shares; Mr. Baillie, 5,130 shares; Mr. Lambert, 5,040 shares; Mr. Steggles, 5,490 shares; and all directors and executive officers as a group, 69,780 shares.

(2) Does not include 352,882 shares of Common Stock held by Mr. Ryan's wife. Includes 1,220,523 shares of Common Stock held in trusts, as to which Mr. Ryan shares voting and investment power with co-fiduciaries. Of such shares, voting and investment power over 1,168,023 shares of Common Stock is shared with Mary Irene Ryan, and voting and investment power over 951,015 shares of Common Stock is shared with John C. Unkovic. See the following discussion of the beneficial ownership of Mary Irene Ryan and John C. Unkovic.

(3) Includes 1,125,000 shares of Common Stock held by the trust for the Company's Non-Contributory Pension Plan for Employees. Mr. Ryan, Mr. Hotopp and Dennis L. Zeitler, a Vice President of the Company, share investment power over these shares as the members of the Investment Committee for the Plan. Voting power over these shares is held by PNC Bank, as trustee. See the following discussion of the beneficial ownership of Mr. Zeitler and The PNC Financial Services Group, Inc.

(4) Includes 4,500 shares of Common Stock as to which Mr. Hotopp shares voting and investment power with his wife.

(5) Includes 150,499 jointly owned shares of Common Stock, as to which Mr. Shaw shares voting and investment power with his wife, and 19,196 shares of Common Stock held as custodian. Does not include 186,760 shares of Common Stock and 721 shares of 4 1/2% Cumulative Preferred Stock held individually by Mr. Shaw's wife.

(6) The Company has established a Stock Compensation Trust which holds 1,621,785 shares of Common Stock which are available to satisfy obligations of the Company under its stock incentive plans. Under the terms of the Trust Agreement, the trustee, PNC Bank, must follow the directions of the holders of stock options under the plans, excluding members of the Board of Directors, in voting the shares held by the Trust and in determining whether such shares should be tendered in the event of a tender or exchange offer for the Common Stock. Each such option holder has the power to direct the trustee with respect to a number of shares of Common Stock equal to the shares held by the Trust divided by the number of option holders. Included in the table are 77,227 shares of Common Stock each for Messrs. Baillie, Lambert and Steggles, and 617,816 shares of Common Stock for all directors and executive officers as a group, as to which such persons and other executive officers of the Company have such voting and investment power. See the following discussion of the beneficial ownership of The PNC Financial Services Group, Inc.

5% Beneficial Owners

  As of February 23, 2001, to the best of the Company's knowledge, nine persons or entities beneficially owned more than 5% of the Company's Common Stock. The beneficial ownership of John T. Ryan III and Thomas B. Hotopp appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address                            Amount and Nature of        Percent
of Beneficial Owner                         Beneficial Ownership        of Class
-------------------                         --------------------        --------
Mary Irene Ryan                                  1,715,070(1)            12.74%
20 West Woodland Road
Pittsburgh, Pennsylvania 15232

John C. Unkovic                                    979,824(2)             7.28%
435 Sixth Avenue
Pittsburgh, PA 15219

Dennis L. Zeitler                                1,220,902(3)             9.06%
P.O. Box 426
Pittsburgh, PA 15230

The PNC Financial Services  Group, Inc.          2,816,467(4)(5)         20.92%
PNC Bank Building
Pittsburgh, Pennsylvania 15265

Bruce S. Sherman                                 1,359,132(6)            10.10%
3003 Tamiami Trail N.
Naples, FL 34103

Gregg J. Powers                                  1,336,732(6)             9.93%
3003 Tamiami Trail N.
Naples, FL 34103

Private Capital Management, Inc.                 1,336,732(6)             9.93%
3003 Tamiami Trail N.
Naples, FL 34103

--------
(1) Mary Irene Ryan has sole voting and investment power with respect to 547,047 and 259,047 shares, respectively, and shares voting and investment power with respect to 1,168,023 and 1,456,023 shares, respectively with co-fiduciaries. Of such shares, voting and investment power over 1,168,023 shares of Common Stock is shared with John T. Ryan III, and voting and investment power over 898,515 shares of Common Stock is shared with John
    C. Unkovic. Mary Irene Ryan is the mother of John T. Ryan III.

(2) John C. Unkovic has sole voting and investment power with respect to 28,809 shares of Common Stock. Voting and investment power with respect to 951,015 shares of Common Stock held in various trusts is shared with co-fiduciaries, including John T. Ryan III and Mary Irene Ryan. Voting and investment power over all 951,015 of these shares is shared with John T. Ryan III, and voting and investment power over 898,515 of these shares is shared with Mary Irene Ryan. Mr. Unkovic is a partner of the law firm of Reed Smith LLP, which provides legal services to the Company as its outside counsel.

(3) Includes 1,125,000 shares held by the trust for the Company's Non-Contributory Pension Plan for Employees and 77,227 shares held by the Company's Stock Compensation Trust. See footnotes (3) and (6) to the immediately preceding table. Also includes 14,985 shares which Mr. Zeitler may acquire within 60 days upon the exercise of stock options held under the MSIP.

(4) All shares are held by subsidiary banks of The PNC Financial Services Group, Inc. in various fiduciary capacities. The banks have sole voting and investment power with respect to 1,194,682 and 15,432 shares, respectively, and share voting and investment power with respect to 0 and 1,625,685 shares, respectively.

(5) Includes 1,621,785 shares of Common Stock held by the Company's Stock Compensation Trust, as to which investment power is shared with certain executive officers of the Company and other holders of stock options under Company plans. See footnote (6) to the immediately preceding table. Also includes 1,125,000 shares of Common Stock held by the trust for the Company's Non-Contributory Pension Plan for Employees. See footnote (3) to the immediately preceding table.

(6) According to a Schedule 13G filed February 14, 2001, Mr. Sherman is Chairman and Mr. Powers is President of Private Capital Management, Inc., an investment advisor ("PCM"), and in that capacity share voting and investment power with PCM over 1,336,732 shares of Common Stock which PCM holds on behalf of its clients. Mr. Sherman has sole voting and investment power over 21,500 shares of Common Stock and also shares voting and investment power over 900 shares of Common Stock with another person.

Beneficial Ownership of Ryan Family

  The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company's Common Stock by the Ryan family. As of February 23, 2001, members of the extended family of John T. Ryan III and Mary Irene Ryan, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of 4,877,377 shares of Common Stock, representing 35.88% of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the Securities and Exchange Commission with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, the Company believes that all 2000 Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with.

                                PROPOSAL NO. 2
                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Because of the importance to the shareholders of having the Company's financial statements audited by independent accountants, it is the opinion of the Board of Directors that the selection of independent accountants should be submitted to the shareholders. The firm of PricewaterhouseCoopers LLP has been the independent accountants for the Company since 1959. PricewaterhouseCoopers LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

Fees of PricewaterhouseCoopers LLP for 2000

 Audit Fees:

  As independent accountants for the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP provided auditing services in connection with their examination of the consolidated financial statements of the Company, the separate financial statements of certain of its subsidiaries and certain periodic filings made by the
Company with the Securities and Exchange Commission. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000 were $847,396.

 Financial Information Systems Design and Implementation Fees:

  The aggregate fees billed by PricewaterhouseCoopers LLP for 2000 for professional services related to financial information systems design and implementation were $6,200.

 All Other Fees:

  The aggregate fees billed by PricewaterhouseCoopers LLP for 2000 for all other non-audit services rendered to the Company were $225,036.

  The Audit Committee of the Board of Directors has considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services referred to under the two preceding captions is compatible with maintaining that firm's independence.

Board Recommendation and Required Vote

  The Board of Directors recommends a vote for the selection of PricewaterhouseCoopers LLP as independent accountants, and proxies received in the accompanying form will be so voted, unless a contrary specification is made. It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See "Election of Directors" for information concerning the Audit Committee of the Board of Directors.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum. In the event the proposal is not approved, the Board will treat this as a recommendation to consider other auditors for 2002.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

                          ANNUAL REPORT ON FORM 10-K

  Upon written request to the undersigned Secretary of the Company (at the address specified on page 1) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2000 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

                          2002 SHAREHOLDER PROPOSALS

  The Company's bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company's Proxy Statement for the previous year's Annual Meeting, or November 23, 2001 for the Company's Annual Meeting in 2002.

  The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company's Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company's proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company's Proxy Statement for the previous year's Annual Meeting. For the Company's Annual Meeting in 2002, this deadline would also be November 23, 2001.

  The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the address set forth on page 1. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

                           EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

                                          By Order of the Board of Directors,

                                                    DONALD H. CUOZZO
                                                        Secretary

                                                                     Appendix A

                      Adopted by MSA's Board of Directors
                                 May 10, 2000

                        MINE SAFETY APPLIANCES COMPANY
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

A. STATEMENT OF POLICY.

  The Audit Committee shall provide assistance to the Board of Directors (the "Board") in fulfilling its responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of Mine Safety Appliances Company (the "Company") and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent accountants, the internal auditors and the financial management of the Company. The ultimate accountability of the independent accountants is to the Board and the Audit Committee.

B. COMPOSITION AND MEETINGS.

  The members of the Audit Committee, including a designated Chair, shall be appointed by the Board and shall meet at least twice a year and more frequently if the Committee deems necessary.

  The Audit Committee shall consist of three or more members comprised solely of independent non-management directors who meet the independence requirements of the American Stock Exchange. Each member of the Audit Committee shall be able to read and understand fundamental elements of financial statements, including the Company's balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable period after his or her appointment to the Audit Committee. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant upon request.

  At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

  The Audit Committee may invite members of management, members of the Board, or others to attend their meetings and provide relevant information.

  At least once a year, the Audit Committee shall confer with the Company's independent accountants, Company management and internal auditors in separate executive sessions to address any matters that should be discussed privately.

C. DUTIES AND RESPONSIBILITIES.

  To fulfill its duties and responsibilities, the Audit Committee shall:

  (1) Review the audit plans of the independent accountants and internal auditors for each year, including the degree of coordination, and approve related fees and costs to ensure that audits are comprehensive and complete.

  (2) Inquire about the need for significant changes in audit plans, scope restrictions and to review any serious disputes between the independent accountants and management.

  (3) Review significant findings and recommendations resulting from external and internal audits and the adequacy of management's related responses.

  (4) Review the adequacy of internal financial controls, areas of significant risk or exposure and steps taken to minimize such risks or exposures.

  (5) Recommend to the Board the selection of independent accountants to audit the annual financial statements of the Company and its consolidated subsidiaries, or where appropriate, recommend their termination.

  (6) Review and evaluate the professional qualifications, effectiveness and independence of the internal auditors and independent accountants (including a review of consulting services provided by the independent accountants).

  (7) Ensure that the independent accountants submit on a periodic basis to the Audit Committee, a formal written statement regarding their independence delineating all relationships between the independent accountants and the Company consistent with Independence Standards Board Standard 1. Engage in a dialogue with the independent accountants regarding any relationships that may reasonably be thought to bear on independence and, if necessary, recommend that the Board take appropriate action to ensure that their independence is maintained.

  (8) Review and discuss with management and the independent accountants the audited financial statements, (including Management's Discussion and Analysis) to be included in the Company's Annual Report on Form 10-K and review and consider with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. Based on these discussions, the Audit Committee will advise the Board whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K.

  (9) Establish an understanding with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

  (10) Review, with the assistance of the Company's independent accountants and legal counsel, significant accounting and reporting issues, including professional, legal and regulatory pronouncements, and understand their impact on the Company's financial statements.

  (11) Prepare an Audit Committee report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  (12) Review and reassess the adequacy of the Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for approval.

  (13) Report the Audit Committee's actions and recommendations to the Board.

                        MINE SAFETY APPLIANCES COMPANY

                        Annual Meeting of Shareholders

                            Thursday, May 10, 2001
                                   9:00 a.m.

                                121 Gamma Drive
                             RIDC Industrial Park
                             Pittsburgh, PA 15238


Mine Safety Appliances Company
-------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors.

  Proxy--Mine Safety Appliances Company--2001 Annual Meeting of Shareholders

  The undersigned hereby appoints John T. Ryan III, Thomas B. Hotopp and Donald H. Cuozzo, or any of them, as proxies, with power of substitution, to vote all shares of MINE SAFETY APPLIANCES COMPANY which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders and any adjournment thereof:

  This proxy will be voted as directed, or, if no direction is given, FOR items 1 and 2 below. A vote FOR item 1 includes discretionary authority to vote for a substitute if the nominee listed becomes unable or unwilling to serve. The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

  The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

   PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                           \/ Please detach here \/


       The Board of Directors Recommends a Vote FOR Items 1 and 2 Below:

1. Election of one Director for a term       [_] Vote FOR      [_] Vote WITHHELD
   expiring in 2004. Nominee:                    all nominees      from all
   01 John T. Ryan, Jr.                          (except as        nominees
                                                 specified
                                                 below)

(Instructions: To withhold authority to      [                                ]
vote for any nominee, write the
number(s) of the nominee(s) in the box
provided to the right.)

2. Selection of PricewaterhouseCoopers
   LLP as independent accountants.              [_] For  [_] Against[_] Abstain

   Address Change? Mark Box  [_]
   Indicate changes below:                      Date___________________ , 2001






                                            Signature (s) in Box
                                            Please sign exactly as your
                                            name appears hereon. FOR
                                            JOINT ACCOUNTS, EACH JOINT
                                            OWNER SHOULD SIGN. When
                                            signing as attorney,
                                            executor, administrator,
                                            trustee, etc., please give
                                            your full title as such. If
                                            a corporation, please sign
                                            full corporate name by
                                            President or other
                                            authorized officer and give
                                            full title. If a
                                            partnership, please sign in
                                            partnership name by
                                            authorized person and give
                                            full title.
--
--

                   [Logo of Mine Safety Appliances Company]

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of 4 1/2% Cumulative Preferred Stock of
 Mine Safety Appliances Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Thursday, May 10, 2001, at 9:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

    (1) Election of Directors: The election of one director for a term of three years;

    (2) Selection of Independent Accountants: The selection of independent accountants for the year ending December 31, 2001;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 23, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting even though as a holder of 4 1/2% Cumulative Preferred Stock you have no voting rights.

                                          By Order of the Board of Directors,

                                                    Donald H. Cuozzo
                                                        Secretary

March 23, 2001